Exhibit 99.5

# Divisional RoTE overview

## In € bn, unless stated otherwise

| | FY 18 pro-forma | | | | | | |
|---|---|---|---|---|---|---|---|
| | CB | IB | PB | AM | CRU | C&O | Group |
| **IBIT** | **1.3** | **0.5** | **0.6** | **0.4** | **(1.1)** | **(0.4)** | **1.3** |
| *Income tax expense (@ 28% tax rate for divisions; rest in C&O; 74% for Group)* | **(0.4)** | **(0.1)** | **(0.2)** | **(0.1)** | **0.3** | **(0.5)** | **(1.0)** |
| **Net income** | **0.9** | **0.4** | **0.5** | **0.3** | **(0.8)** | **(0.9)** | **0.3** |
| *Net income attributable to non-controlling interests* | | | | | | **(0.1)** | **(0.1)** |
| **NI attr. to DB Shareholders and add'l equity comp.** | **0.9** | **0.4** | **0.5** | **0.3** | **(0.8)** | **(1.0)** | **0.3** |
| *Net income attributable to additional equity components* | | | | | | **(0.3)** | **(0.3)** |
| **Net income attributable to DB shareholders** | **0.9** | **0.4** | **0.5** | **0.3** | **(0.8)** | **(1.3)** | **(0.1)** |
| | | | | | | | |
| Average tangible equity | 10 | 20 | 10 | 1 | 13 | n.m | 54 |
| Post-tax RoTE old definition (in %) | 9.0 | 1.9 | 4.7 | 17.8 | (6.0) | n.m | 0.5 |
| Post-tax RoTE new definition (in %) | 9.0 | 1.9 | 4.7 | 17.8 | (6.0) | n.m | (0.1) |

Numerator for old definition

Numerator for new definition

Deutsche Bank Note: Divisional figures showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change

# Adjusted costs to NIE reconciliation

In € bn, unless stated otherwise

| | *FY 18 pro-forma* | | | | | | |
|---|---|---|---|---|---|---|---|
| | CB | IB | PB | AM | CRU | C&O | Group |
| **Noninterest expenses** | **3.8** | **6.2** | **7.7** | **1.7** | **3.6** | **0.4** | **23.5** |
| Impairment of goodwill and other intangible assets | 0.0 | 0.0 | (0.0) | - | - | - | - |
| Litigation provisions | 0.0 | 0.0 | (0.1) | 0.0 | 0.0 | 0.1 | 0.1 |
| Restructuring and severance | 0.0 | 0.2 | 0.1 | 0.0 | 0.1 | 0.1 | 0.6 |
| **Adjusted Costs** | **3.7** | **5.9** | **7.6** | **1.7** | **3.6** | **0.3** | **22.8** |

Note: Divisional figures showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change